Exhibit 99.1

Dova Pharmaceuticals Reports First Quarter 2018 Operating and Financial Results

PDUFA date for avatrombopag of May 21, 2018

Conference call scheduled for 4:30 p.m. ET today

DURHAM, NC, May 9, 2018 — Dova Pharmaceuticals, Inc. (NASDAQ: DOVA), a pharmaceutical company focused on acquiring, developing, and commercializing drug candidates for rare diseases where there is a high unmet need, today reported its operating and financial results for the first quarter ended March 31, 2018.

First Quarter and Recent Highlights

•                  Continued build-out of commercial infrastructure in preparation of the anticipated U.S. launch in June of avatrombopag for the treatment of thrombocytopenia in adult patients with chronic liver disease (CLD) who are scheduled to undergo a procedure. A New Drug Application (NDA) for avatrombopag was accepted for filing and granted Priority Review by the U.S. Food and Drug Administration (FDA) in November 2017. The Prescription Drug User Fee Act (PDUFA) goal date is May 21, 2018.

•                  Completed an underwritten public offering of 2,500,000 shares of common stock at an offering price of $32.00 per share. Net proceeds from the offering were approximately $74.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

•                  Entered into an exclusive distribution agreement granting Shanghai Fosun Pharmaceutical Industrial Development Co., Ltd., (Fosun Pharma Industrial), a wholly owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (Fosun Pharma, SHA: 600196 and HKG: 02196), the exclusive development and distribution rights of avatrombopag for CLD patients with thrombocytopenia in mainland China and Hong Kong. Fosun will also support the development of avatrombopag for expanded indications in these markets.

•                  Began enrollment in a clinical trial in a broader population of adult patients with thrombocytopenia regardless of disease etiology undergoing surgery.

•                  Plan to submit a sNDA in the second half of 2018 for the treatment of patients with immune thrombocytopenic purpura (ITP) and to initiate a Phase 3 clinical trial in the second quarter of 2018 for the treatment of patients with chemotherapy-induced thrombocytopenia (CIT).

•                  On April 27th, filed a Marketing Authorization Application (MAA) with the European Medicines Agency (EMA) for avatrombopag for the treatment of thrombocytopenia in adult patients with CLD.  The EMA has granted a Standard Review Assessment for this MAA.

•                  Repaid, in full, the secured promissory note that was issued to Eisai on March 31, 2016 of $31.1 million.  The issuance of the note enabled the Company to finance payments due to Eisai under its transition services agreement for all costs incurred through December 31, 2017.

•                  Refinanced a portion of the Eisai note by entering into a Loan and Security Agreement with Silicon Valley Bank (SVB) for $20.0 million on April 17, 2018.  The loan matures on April 17, 2021 unless a specified revenue milestone is achieved in which case the maturity date will be extended to April 17, 2022.

•                  Appointed Mark W. Hahn as the company’s Chief Financial Officer.

“The highlight of the first quarter was the continued build-out of our commercial infrastructure as we progress towards a near-term potential U.S. launch of avatrombopag for the treatment of thrombocytopenia in patients with CLD. As we await our PDUFA date of May 21, 2018, we are now focused on preparing for a June launch,” said Alex C. Sapir, President and Chief Executive Officer of Dova. “In addition, Dova strengthened its cash position in the quarter, which further prepares us for launch and allows us to continue our development work in additional thrombocytopenia indications.”

First Quarter and Financial Results

Dova reported a net loss of $13.8 million for the first quarter of 2018, compared to a net loss of $5.4 million for the same period in 2017.

Research and development expenses were $3.4 million in the first quarter of 2018, compared to $4.3 million for the same period in 2017. The decrease was primarily due to the completion of the ADAPT-1 and ADAPT-2 Phase 3 clinical trials in January 2017, partially offset by the initiation of a Phase 3 clinical trial to evaluate avatrombopag in a broader population of patients with thrombocytopenia undergoing surgery regardless of disease etiology.

General and administrative expenses were $10.3 million in the first quarter of 2018, compared to $1.0 million for the same period in 2017. The increase was primarily due to building Dova’s commercial infrastructure to support the potential launch of avatrombopag, increased corporate infrastructure, and additional costs associated with operating as a public company.

As of March 31, 2018, Dova had $126.9 million in cash and cash equivalents compared to $94.8 million as of December 31, 2017. The increase was primarily due to the completion of an underwritten public offering which closed in February 2018, partially offset by the repayment of the Eisai note of $31.1 million and operating expenses.

Company to Host Conference Call

Dova will host a conference call today, May 9, 2018 at 4:30 p.m. ET to discuss first quarter 2018 financial results and recent operational highlights. A question-and-answer session will follow Dova’s remarks.

To participate on the live call, please dial 866-550-8145 (domestic) or +1-430-775-1344 (international) and provide the conference ID 7691889 five to 10 minutes before the start of the call.

A live audio webcast of the call will also be available via the “Investor Relations” page of the Dova website, www.dova.com. Please log on through Dova’s website approximately 10 minutes before the scheduled start time. A replay of the webcast will be archived on Dova’s website for 90 days following the call.

About Dova Pharmaceuticals, Inc.

Dova is a pharmaceutical company focused on acquiring, developing, and commercializing drug candidates for rare diseases where there is a high unmet need, with an initial focus on addressing thrombocytopenia. Dova’s lead drug candidate, avatrombopag, has successfully completed two pivotal Phase 3 clinical trials for the treatment of thrombocytopenia in patients with CLD scheduled to undergo a procedure and an NDA has been accepted for priority review by FDA for this initial indication with a PDUFA goal date of May 21, 2018.

Cautionary Notes Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipated”, “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on Dova’s current beliefs and expectations. These forward-looking statements include expectations regarding the potential regulatory approval and commercial launch of avatrombopag for the treatment of thrombocytopenia in adult patients with CLD who are scheduled to undergo a procedure, as well as the development of avatrombopag for additional thrombocytopenia indications.  These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, increased regulatory requirements, Dova’s reliance on third parties over which it may not always have full control, and other risks and uncertainties that are described in Dova’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (SEC) on February 16, 2018, Dova’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and Dova’s other periodic reports filed with the SEC. Any forward-looking statements speak only as of the date of this press release and are based on information available to Dova as of the date of this release, and Dova assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Mark W. Hahn
Chief Financial Officer

(919) 338-7936
mhahn@dova.com

Westwicke Partners

John Woolford

(443) 213-0506

john.woolford@westwicke.com

Dova Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	(Unaudited)
	Three Months Ended
	March 31, 2018	March 31, 2017
Operating expenses:
Research and development	$3,416	$4,276
General and administrative	10,261	955
Total operating expenses	13,677	5,231
Loss from operations	(13,677)	(5,231)

Total other expenses, net	(93)	(193)
Net loss	$(13,770)	$(5,424)

Net loss per share, basic and diluted	$(0.52)	$(0.31)

Weighted average common shares outstanding, basic and diluted	26,589,192	17,332,257

Summary Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Cash and equivalents	$126,897	$94,846
Total assets	$128,750	$96,379
Note payable, short-term and long-term, respectively	$—	$30,212
Total liabilities	$3,648	$35,197
Total stockholders’ equity	$125,102	$61,182